                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Advantage Marketing Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

ADVANTAGE MARKETING SYSTEMS, INC.
                                          2601 Northwest Expressway, Suite 1210W
                                              Oklahoma City, Oklahoma 73112-7293
                                                       Telephone: (405) 842-0131


                            NOTICE OF ANNUAL MEETING


TO OUR SHAREHOLDERS:

     Our Annual Meeting of Shareholders will be held at the Cox Communications Center in downtown Oklahoma City, Oklahoma, on July 6, 2002, commencing at 10:30 a.m., Central Daylight-Savings Time, and thereafter as it may be adjourned from time to time, for the following purposes:

     1. To elect one director to hold office until the 2005 annual meeting of shareholders and until his successor shall have been duly elected and qualified;

     2. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as our independent auditor for 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of common stock at the close of business on May 22, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof, notwithstanding transfer of any stock on our books after such record date. The accompanying proxy statement contains information regarding the matters to be considered at the Annual Meeting. Copies of this notice and the accompanying proxy statement were first mailed to shareholders on or about June 7, 2002. For reasons set forth in the attached proxy statement, the Board of Directors recommends a vote "FOR" the matters being voted upon.

     YOUR ATTENDANCE OR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY, USING THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO SHAREHOLDERS, THEIR PROXIES AND OUR INVITED GUESTS. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

                                             BY ORDER OF THE BOARD OF DIRECTORS:



                                             Reggie B. Cook, Corporate Secretary
Oklahoma City, Oklahoma
June 7, 2002

                                 PROXY STATEMENT


                        ADVANTAGE MARKETING SYSTEMS, INC.
                     2601 NORTHWEST EXPRESSWAY, SUITE 1210W
                       OKLAHOMA CITY, OKLAHOMA 73112-7293
                                 (405) 842-0131

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 6, 2002

                     SOLICITATION AND REVOCATION OF PROXIES

     We at Advantage Marketing Systems, Inc. are furnishing this proxy statement in connection with the Annual Meeting of the holders of our common stock to be held at 10:30 a.m., Central Daylight-Savings Time, on July 6, 2002, at the Cox Communications Center in downtown Oklahoma City, Oklahoma, and any adjournment thereof. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy were first mailed on or about June 7, 2002, to our shareholders of record on May 22, 2002.

     If the accompanying proxy is properly executed and returned, the shares of common stock represented by the proxy will be voted at the Annual Meeting. If you indicate in your proxy a choice with respect to any matter to be acted upon, your shares will be voted in accordance with your choice. If no choice is indicated, your shares will be voted "FOR" the election of the nominee for director listed below and the ratification of our appointment of Grant Thornton LLP as our independent auditors for 2002. Our shareholders will also consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting, other than matters described in this proxy statement. You may revoke your proxy by giving written notice of your revocation to our Secretary at any time before your proxy is voted, by executing another valid proxy bearing a later date and delivering the new proxy to our Secretary prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     Neither the corporate laws of the State of Oklahoma, the state in which we are currently incorporated, nor our Certificate of Incorporation or Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Our policy is (i) to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting, (ii) to treat abstentions and broker non-votes as votes not cast but to treat them as shares represented at the Annual Meeting for determining results on actions requiring a majority vote, and (iii) to consider neither abstentions nor broker non-votes in determining results of plurality votes.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this proxy statement and accompanying proxy will be borne by us. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by members of our Board of Directors or our employees who will not be additionally compensated therefore, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                          SHAREHOLDERS ENTITLED TO VOTE

     Shareholders entitled to vote at the Annual Meeting are the holders of record, at the close of business on May 22, 2002, our record date, of the 4,421,879 shares of common stock then outstanding. Each holder of a share of common stock outstanding on the record date will be entitled to one vote for each share held on each matter presented at the Annual Meeting. Our officers and directors own a total of 1,280,419 shares, or 29.0 percent of the issued and outstanding common stock, and intend to vote all of these shares in favor of the matters to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding at the Annual Meeting will constitute a quorum for the transaction of business. All matters to be brought before the Annual Meeting will require the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person and by proxy and entitled to vote. Votes will be tabulated by an inspector of election appointed by our Board of Directors.

     THIS PROXY STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THESE TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Our Bylaws provide that our Board of Directors shall consist of not less than one nor more than twelve directors, as determined from time to time by resolution of our Board of Directors. The number of directors is currently fixed at five. In general, the directors are divided into three classes. Class I Directors hold office for a term expiring at the annual meeting of shareholder to be held in 2003, Class II Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2004, and Class III Directors hold office for a term expiring at the annual meeting of shareholders to be held in 2002. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. Messrs. Hail and Buxton are serving as Class II Directors under a term expiring in 2004 and Messrs. Dunlap and Cook are serving as Class I Directors under a term expiring in 2003. Mr. Dunlap tendered his resignation as a director effective May 20, 2002. Mr. Dunlap's resignation was not the result of a disagreement with us related to our operations, policies or practices. Mr. Stonecipher is serving as a Class III Director under a term expiring in 2002. At each of our annual shareholders meeting, the successor to a member of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual shareholders meeting held in the third year following the year of his election.

     Our Board of Directors has nominated Harland C. Stonecipher for re-election as a director for a term ending in 2005 and until his successor shall have been duly elected and qualified. The persons named as proxies in the accompanying proxy, who have been designated by our Board of Directors, intend to vote unless otherwise instructed in the proxy, for the election of Mr. Stonecipher. Should any nominee named herein become unable for any reason to stand for election as a director, the persons named in the proxy will vote for the election of such other person as our Board of Directors may recommend. We know of no reason why the nominee will be unavailable or unable to serve.

     The affirmative vote of the holders of a majority of our common stock present in person or by proxy at the Annual Meeting and entitled to vote, is required for the election of a director. An abstention from voting and broker non-votes will be tabulated as a vote withheld on the election, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Annual Meeting and whether a nominee has received the vote of a majority of the shares present at the Annual Meeting.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF HARLAND
C. STONECIPHER TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE.

INFORMATION ABOUT EACH DIRECTOR AND DIRECTOR NOMINEE OF ADVANTAGE MARKETING SYSTEMS, INC.


                           NAME                                   AGE          POSITION WITH US
                           ----                                   ---          ----------------
John W. Hail (1) ..........................................       72    Chairman of the Board, Chief
                                                                         Executive Officer and Director
Reggie Cook (2) ...........................................       47    Chief Financial Officer, Secretary,
                                                                         Treasurer and Director
R. Terren Dunlap (3) ......................................       57    Director
Harland C. Stonecipher (4)(5) .............................       63    Director
M. Thomas Buxton III (1) ..................................       52    Director

----------

     (1)  Term as a Director expires in 2004.

     (2)  Term as a Director expires in 2003.

     (3)  Resigned as a Director effective May 20, 2002

     (4)  Term as a Director expires in 2002.

     (5)  Director Nominee.

     John W. Hail is our founder and has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception in June 1988. During 1987 and through May 1988, Mr. Hail served as Executive Vice President, Director and Agency Director of Pre-Paid Legal Service, Inc., a public company engaged in the sale of legal services contracts, and also served as Chairman of the Board of Directors of TVC Marketing, Inc., the exclusive marketing agent of Pre-Paid Legal Services, Inc. Since 1998, Mr. Hail has served as a Director of Pre-Paid Legal Services, Inc. In March 1999, Mr. Hail became a director of DuraSwitch Industries, Inc., a company that develops and distributes electronic switches.

     Reggie Cook has served as Chief Financial Officer. Mr. Cook began as Director of Finance in November 2000 and was promoted to Chief Financial Officer in January 2001 and Secretary, Treasurer and Director in July 2001. From 1994 to 2000, Mr. Cook served as Chief Financial Officer of Sequoiah Fuels Corporation, a former subsidiary of Kerr McGee Corporation.

     R. Terren Dunlap has served as our director since May 2000. He is a Director and Chief Executive Officer for Ultra-Scan Corp, a privately-held high-tech biometrics security company. Mr. Dunlap joined Ultra-Scan in January 2002, previously having served as Chief Executive Officer for Duraswitch Industries, Inc., a company he co-founded in 1997. From 1983 to March 1994, Mr. Dunlap served as Chairman and Chief Executive Officer of Go-Video, Inc. (later called Sensory Science Corp.), a publicly-held manufacturer of consumer electronic video products that he also founded. From April 1994 to October 1999, he served as consultant to Sensory Science Corp., which has since been sold to SONICblue Incorporated.

     Harland C. Stonecipher has served as one of our directors since August 1995. Mr. Stonecipher has been Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. since its inception in 1972.

     M. Thomas Buxton III has served as one of our directors since June 2001. Mr. Buxton has practiced as a CPA in the Oklahoma City area and has been a shareholder in Buxton and Cloud,

CPA's, since 1982. He also serves as Chief Financial Officer of Sooner Holdings, Inc. Mr. Buxton is a serving lieutenant colonel in the United States Army Reserve.

INFORMATION ABOUT EACH EXECUTIVE OFFICER OF ADVANTAGE MARKETING SYSTEMS, INC.

               NAME                     AGE          POSITION WITH US
               ----                     ---          ----------------
Craig Case .....................        47     President
Dennis Loney(1) ................        47     Chief Operations Officer
Reggie Cook ....................        47     Chief Financial Officer, Secretary and Treasurer

----------

     (1)  Mr. Loney is the son-in-law of Mr. Hail.

     Craig Case has served as president of AMS since December 2001. Previously, Mr. Case founded and managed the direct selling division of FranklinCovey, an international consulting firm. Mr. Case also served for two years as an exclusive consultant to Internet direct sales companies.

     Dennis Loney is Chief Operations Officer. Mr. Loney has served as in this capacity since July 1995. Prior to his current position, Mr. Loney served as the Vice President of Administration of TVC Marketing, Inc. Mr. Loney brings over 20 years of business and 14 years of network marketing experience.

     Reggie Cook is listed above in our directors' information.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of the forms we received covering purchase and sale transactions in our equity securities during 2001, we believe that each person who, at any time during 2001, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during 2001.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the Board is not involved in our day-to-day operations. The Board is kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in Board and Committee meetings.

     Meetings. The Board of Directors held four meetings during 2001. Messrs. Hail, Cook, Dunlap, Stonecipher and Buxton attended all of the Board meetings. The Board has established an Audit Committee and a Compensation Committee. In accordance with our By-laws, the Board of Directors annually elects from its members the members of each Committee.

     Audit Committee. Members: M. Thomas Buxton III, Harland Stonecipher and R. Terren Dunlap.

     The Audit Committee is composed of non-employee directors. The Audit Committee annually considers the qualifications of our independent auditor and makes recommendations to the Board on the engagement of the independent auditor. The Audit Committee meets with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee's duties. The Audit Committee reviews the plans for and results of audits for us and our subsidiaries. The Audit Committee reviews and approves the independence of the independent auditor, and considers and authorizes the fees for both audit and nonaudit services of the independent auditor. See the "Audit Committee Report" included elsewhere herein. During 2001, the Audit Committee met six times and each committee member attended all meetings.

     Compensation Committee. Members: M. Thomas Buxton III and Harland Stonecipher.

     The members of the Compensation Committee are non-employee directors, but are eligible to participate in any of the plans or programs that the Compensation Committee administers. The Compensation Committee approves the standards for setting salary ranges for our executive officers, reviews and approves the salary budgets for all other of our officers, and specifically reviews and approves the compensation of our senior executives. The Compensation Committee reviews action taken by management in accordance with the salary guidelines for executives and establishes the performance objectives for variable compensation for executives. The Compensation Committee also administers our stock option plans and approves stock option grants for our executive officers. See the "Compensation Committee Report on Executive Compensation" included elsewhere herein. During 2001, the Compensation Committee met twice and each committee member attended all meetings.

COMPENSATION OF DIRECTORS

        Directors who are not our employees receive $250 for each Board meeting attended. Directors who are also our employees receive no additional compensation for serving as directors. We reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. Our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Oklahoma law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At December 31, 2001, our Compensation Committee consisted of Messrs. Buxton and Stonecipher. No member of the Compensation Committee was one of our officers or employees, or an officer or employee of any of our subsidiaries, during 2001. John W. Hail, our Chairman of the Board and Chief Executive Officer, serves on the Board of Directors of Pre-Paid Legal Services, Inc. and Duraswitch Industries, Inc. Harland Stonecipher, the Chairman of the Board and Chief Executive officer of Pre-Paid Legal Services, Inc., serves on our Board of Directors and on our compensation committee. R. Terren Dunlap, former Chairman of the Board of Duraswitch Industries, Inc. and Chief Executive Officer of Duraswitch from 1997 to January 2002, served on our Board of Directors through May 20, 2002.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Grant Thornton LLP as our independent auditors for the year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at our Annual Meeting. Grant Thornton LLP audited our 2001 financial statements. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     On July 10, 2000, upon the recommendation of our Audit Committee and with the approval of our Board of Directors, we dismissed our principal accountant, Deloitte & Touche LLP, in order to institute certain cost saving measures. On the same date, we engage Grant Thornton LLP as our principal accountant. At no time did any report by Deloitte & Touche on our financial statements contain an adverse opinion or a disclaimer of opinion; nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Also, at no time did we have any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to reference the subject matter of the disagreement in connection with their report on our financial statements.

     We did not consult with Grant Thornton LLP during our two most recent fiscal years and any subsequent interim period prior to engaging Grant Thornton LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a) of Regulation S-K.

AUDIT FEES

     Audit fees billed to us by Deloitte & Touche LLP and Grant Thornton LLP in regards to the year ended December 31, 2001 for review of our annual financial statements and those financial statements included in our quarterly reports on Forms 10-Q totaled $82,850.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not engage Deloitte & Touche or Grant Thornton LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2001.

OTHER FEES

     Fees billed to us by Deloitte & Touche LLP and Grant Thornton LLP during the 2001 fiscal year for all other non-audit services, including tax related services, totaled $38,550. The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP and Grant Thornton LLP did not impact the independence of Deloitte & Touche LLP and Grant Thornton LLP.

     Stockholder ratification of the selection of Grant Thornton LLP as our independent auditors is not required by Grant Thornton, LLP, our Bylaws or otherwise. However, the Board is submitting the selection of Grant Thorton LLP to our stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in our best interests and the best interests of our stockholders.

     The affirmative vote of the holders of a majority of the total combined voting power of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2002.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     Our Executive Officers. The following Summary Compensation Table sets forth certain information relating to compensation for services rendered during the years ended December 31, 2001, 2000 and 1999, paid to or accrued for John W. Hail, our Chief Executive Officer and each of our executive officers whose 2001 salary and bonus, pursuant to a recurring arrangement, exceed $100,000.

                                                                                                                 LONG-TERM
                                                                                                            COMPENSATION AWARDS
                                                                                                        -------------------------
                                                                      ANNUAL COMPENSATION               SECURITIES      EXERCISE
                                                         --------------------------------------------   UNDERLYING       OR BASE
NAME AND PRINCIPAL POSITION                      YEAR     SALARY (1)          BONUS          OTHER       OPTIONS         PRICE
---------------------------                      ----    -----------        ----------    -----------   ----------    -----------
John W. Hail.................................    2001    $   315,506        $       --    $        --      100,000    $      2.65
  Chief Executive Officer                        2000    $   281,640        $       --    $        --           --    $        --
                                                 1999    $   236,801        $       --    $        --           --    $        --

Reggie Cook .................................    2001    $   194,700        $       --    $        --       50,000    $      2.65
  Vice President and Chief                       2000    $        -- (2)    $       --    $        --           --    $        --
  Financial Officer                              1999    $        -- (2)    $       --    $        --           --    $        --

Dennis Loney ................................    2001    $   158,700        $       --    $        --       50,000    $      2.65
  Vice President and Chief                       2000    $        -- (2)    $       --    $        --           --    $        --
  Operating Officer                              1999    $        -- (2)    $       --    $        --           --    $        --

     (1) Dollar value of base salary earned during the year, including the use of automobiles for Messrs. Hail, Cook, and Loney, the value of which is less than 10% of each officers' total annual salary, is included in their annual compensation.

     (2)  Yearly salary in these years was less than $100,000.

AGGREGATE OPTION GRANTS AND EXERCISES IN 2001 AND YEAR END OPTION VALUES

     Stock Options and Option Values. The following table sets forth information related to the grant of stock options during 2001.

                                             STOCK OPTIONS GRANTED
                                                                                                POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED ANNUAL
                                                PERCENTAGE OF                                       RATES OF STOCK
                                 NUMBER OF      TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                                  SHARES         GRANTED TO                                           OPTION TERM
                                UNDERLYING        EMPLOYEES    EXERCISE       EXPIRATION    -----------------------------
                                 OPTIONS           IN 2001       PRICE           DATE            5%              10%
                                ----------      -------------  --------      -----------    ------------    ------------
John W. Hail ...............     100,000              26%      $    2.65     May 7, 2006    $    166,000    $    422,000
Chief Executive
  Officer

Reggie Cook ................      50,000              13%      $    2.65     May 7, 2006    $     83,000    $    211,000
Vice President and
  Chief Financial
  Officer

Dennis Loney ...............      50,000              13%      $    2.65     May 7, 2006    $     83,000    $    211,000
Vice President and
  Chief Operating
  Officer

     Aggregate Stock Option Exercises in 2001 and Year-End and Option Values. The following table sets forth information related to the exercise of stock options during 2001 and the number and value of options held by the named executive officers at December 31, 2001.

                                                                                            VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED               IN-THE-MONEY
                                                                OPTIONS AS OF                   OPTIONS AS OF
                                 SHARES                      DECEMBER 31, 2001             DECEMBER 31, 2001(1)
                               ACQUIRED ON   VALUE        ----------------------------   ----------------------------
                                EXERCISE    REALIZED      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                               -----------  --------      -----------    -------------   -----------    -------------
John W. Hail ...........            --     $       --       575,000(2)            --     $  286,250    $       --
Chief Executive
  Officer

Reggie Cook ............            --     $       --        76,119               --     $       --    $       --
Vice President and
  Chief Financial
  Officer

Dennis Loney ...........            --     $       --        64,100               --     $       --    $       --
Vice President and
  Chief Operating
  Officer

     (1) The closing sale price of our common stock as reported on the American Stock Exchange on December 31, 2001 was $2.55. The per-share value is calculated based on the applicable closing price per share, minus the exercise price, multiplied by the number of shares of our common stock underlying the options.

     (2) Includes 225,000 options given by John Hail as a gift to certain members of his family in 1995.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of Messrs. Buxton and Stonecipher, each of whom is one of our non-management directors. The Compensation Committee designs and administers the compensation programs for our executive officers and other key employees and makes grants under our stock option plans. The Compensation Committee, with the aid of internal staff, reviews and evaluates our compensation programs to determine their effectiveness in attracting, motivating and retaining highly skilled executive officers.

     Compensation Philosophy. Our compensation program for our executive officers is designed to preserve and enhance stockholder value by heavily emphasizing performance-based compensation. The program is directed towards motivating executives to achieve our business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to our long-term success. Competition is intense for senior executives within the network marketing industry, with established companies and start-ups aggressively recruiting management talent. A key design criterion for our compensation programs is therefore the retention of senior management and other key employees.

     Compensation Components. Our executive compensation program has three primary components: base salary, performance bonuses and stock option grants. Each is discussed below.

     Base Salary. The level of base salary paid to our executive officers is determined on the basis of the importance of the position and on market data. In 2001, we increased the base salaries of all of our named executive officers.

     Performance Bonuses. For 2001, we employed a cash incentive compensation program under which bonus amounts are based on a number of performance factors that we considered relevant, including the following:

     o    overseeing our financial results;

     o    building and growing higher margin business;

     o    strengthening our organization structure and management team; and

     o    controlling non-personnel expenses while growing revenues.

     Stock Option Grants. For 2001, we employed a stock option grant program under which options were granted based on a number of performance factors that we considered relevant, including the same factors considered for performance bonuses.

     Compensation of the Chief Executive Officer. As described above, we determine compensation for all executives, including John W. Hail, our Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation. Mr. Hail's base salary was $315,506 for fiscal 2001, which we believe is not inconsistent with the base salaries of chief executive officers of peer companies. Mr. Hail's option grants were based on our evaluation of his contribution based on the performance factors described above.

                                                   THE COMPENSATION COMMITTEE

                                                   M. Thomas Buxton III
                                                   Harland Stonecipher

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight and review of our accounting functions and internal controls. The Audit Committee is governed by a written Charter adopted and approved by the Board in June, 2000. A copy of the Audit Committee Charter was attached to our proxy statement for our 2001 annual meeting.

     In fulfilling our duties for the 2001 fiscal year pursuant to its Charter, the Committee has also done each of the following:

     o reviewed our audited financial statements for 2001 and discussed the financial statements with our management;

     o discussed with Grant Thornton, LLP the matters required to be discussed with them by the Auditing Standards Board Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU380) as may be modified or supplemented;

     o received written disclosure from Grant Thornton, LLP about any relationships between them and us which they believe may effect their independence;

     o received a confirmation letter from Grant Thornton, LLP that they are independent of us; and

     o    discussed Grant Thornton, LLP's independence with them.

     Based on the review and discussions above, the Committee recommended to the Board that the audited financial statements for 2001 be included in our 10-K filed with the Securities and Exchange Commission.

     All of the members of the Audit Committee are independent as defined in
Section 121(A) of the American Stock Exchange Listing Standards. R. Terren Dunlap, one of our independent Audit Committee members, resigned from our Board of Directors and Audit Committee effective May 20, 2002, which was after completion of the Audit Committee's duties relating to our 2001 financial statements and our first quarter 2002 financial statements. The Board intends to replace Mr. Dunlap prior to the filing of our second quarter 10-Q for 2002.

     The Committee has considered the services rendered by our principal accountant for the most recent fiscal year and has concluded that the provisions of such services is compatible with maintaining Grant Thornton, LLP's independence.

                                                     AUDIT COMMITTEE:

                                                     M. Thomas Buxton, III
                                                     R. Terren Dunlap
                                                     Harland C. Stonecipher

                                STOCK PERFORMANCE

     The following performance graph compares Advantage Marketing Systems, Inc.'s cumulative total stock holder return on its common stock against the cumulative total return of the AMEX Composite Index and the Morgan Stanley Consumer Index (CMR) compiled by Benchmark Securities Group, Inc. for the period from December 31, 1996 through December 31, 2001. The performance graph assumes that the value of the investment in Advantage Marketing Systems, Inc. stock and each index was $100 on December 31, 1996 and that any dividends were reinvested. Advantage Marketing Systems, Inc. has never paid dividends on its common stock.

                                    [GRAPH]


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                   AMONG THE ADVANTAGE MARKETING SYSTEMS, INC.
             AMEX COMPOSITE INDEX AND MORGAN STANLEY CONSUMER INDEX

                                        DECEMBER  DECEMBER  DECEMBER  DECEMBER  DECEMBER   DECEMBER
                                          1996      1997      1998      1999      2000      2001
                                        --------  --------  --------  --------  --------   --------
Advantage Marketing Systems, Inc. ...    100.00     77.46     58.03    156.62     67.04     71.83
Morgan Stanley Consumer Index .......    100.00    132.65    166.13    159.18    181.74    168.14
AMEX Composite Index ................    100.00    119.62    120.38    153.23    156.86    148.10

     The industry index chosen is the Morgan Stanley Consumer Index. This index is an equal dollar weighted index designed to measure the performance of consumer-oriented, stable growth industries through price changes in 30 component stocks representing 20 industries. Major industries include beverages, food, pharmaceuticals, tobacco and personal products. To ensure that each component stock continues to represent approximately equal weight in the index, adjustments are made annually, based on closing prices on the third Friday in December.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

     The following table presents certain information as to the beneficial ownership of our common stock as of May 22, 2002, of

     o each person who is known to us to be the beneficial owner of more than 5% of our common stock,

     o    each of our directors, nominees for directors and executive officers,

     o    our executive officers and directors as a group, and

     o    their percentage holdings of our outstanding shares of common stock.

For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owned on May 22, 2002, includes shares of our common stock that such person has the right to acquire within 60 days of May 22, 2002, upon exercise of options and warrants. However, such shares are not included for the purposes of computing the number of shares beneficially owned and percent of our outstanding common stock of any other named person.

                                                              COMMON STOCK
                                                      ----------------------------
                                                         SHARES         PERCENT OF
                                                      BENEFICIALLY        SHARES
   NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED         OUTSTANDING
   ------------------------------------               ------------     -----------
   John W. Hail (1)(2) ...........................       699,625          15.8%
   Craig Case (1) ................................        57,692           1.3%
   Harland Stonecipher (3) .......................       180,768           4.1%
   Dennis P. Loney (1)(4) ........................       188,426           4.3%
   R. Terren Dunlap (1) ..........................        17,500           0.4%
   M. Thomas Buxton III (1) ......................            --            --
   Reggie B. Cook (1) ............................        76,716           1.7%

   Executive Officer and Directors as a group
     (seven persons) .............................     1,280,419          29.0%

----------

     (1) A director, director nominee or an executive officer with a business address of 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293.

     (2)  The number of shares and the percentage presented includes:

               o 91,762 shares of our common stock, 575,000 shares of our common stock that are subject to currently exercisable stock options, 100 shares of our common stock that are subject to currently exercisable 1997-A warrants and 2,100 shares of our common stock that are subject to currently exercisable redeemable common stock purchase warrants held by Mr. Hail, and

               o 29,663 shares of our common stock and 1,000 shares of our common stock that are subject to currently exercisable redeemable common stock purchase warrants owned by corporations controlled by Mr. Hail.

     (3) Mr. Stonecipher is a director with a business address of 321 East Main Street, Ada, Oklahoma 74820, and Chairman of the Board and Chief Executive Officer of Pre-Paid Legal Services, Inc. The number of shares consists of and the percentage presented is based upon 180,768 shares of our outstanding common stock held by Pre-Paid Legal Service Inc., which may be deemed to be beneficially owned by Mr. Stonecipher.

     (4)  The number of shares and the percentage presented includes:

               o 87,725 share of our common stock that are subject to currently exercisable stock options held by Mr. Loney, and

               o 79,000 shares of our common stock that are subject to currently exercisable stock options held by Denise Loney, wife of Mr. Loney, with respect to which Mr. Loney disclaims any beneficial ownership.

                              CERTAIN TRANSACTIONS

     Set forth below is a description of transactions entered into between us and certain of our officers, directors and shareholders during the last two years. Certain of these transactions may result in conflicts of interest between us and such individuals. Although these persons have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

     During 2001 and 2000, we received $15,231 and $5,931, respectively, from Pre-Paid Legal Services, Inc., a shareholder, for commissions on sales of memberships for the services provided by Pre-Paid Legal Services, Inc. As of July 1, 2000, we began offering our employees access to the services provided by Pre-Paid Legal Services through our employee benefit option. We pay half the cost for each employee electing to participate in the plan. During 2001 and 2000, we paid $7,593 and $5,157 to Pre-Paid Legal for these services. Our Chairman of the Board and Chief Executive Officer, John W. Hail, is a director of Pre-Paid Legal, and the Chairman of the Board and Chief Executive Officer of Pre-Paid Legal, Harland Stonecipher, is our director.

     During the first quarter of 1998, we agreed to loan John W. Hail, the Chief Executive Officer and a major shareholder, up to $250,000. Subsequently, we agreed to loan up to an additional $75,000. In 2000, an additional $200,000 was approved. On January 1, 2001 the outstanding balance on all the notes were combined into one note payable in monthly installments. The loans and extension were unanimously approved by our board of directors. These loans are collateralized by stock and property, and bear interest at 8% per annum. As of December 31, 2001, the balance due on these loans plus interest was $533,035.

     During 2000, we made advances totaling $50,424 to Dennis Loney, our Chief Operating Officer. The advances were due April 28, 2004, and were paid in full by Mr. Loney as of February 2001. Also during 2001 and 2000, we paid Mr. Loney and his wife sales bonuses of $38,028 and $24,709, respectively. These bonuses were based upon purchases by them and their downline associates in accordance with our network marketing programs applicable to all independent associates in effect at the time of the sales. Mr. Loney's wife is the daughter of John W. Hail.

On December 17, 1996, we adopted policies that:

     o any loans to officers, directors and 5% or more shareholders ("affiliates") are subject to approval by a majority of not less than two of our disinterested independent directors; and

     o such loans and other transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and approved by a majority of not less than two of the disinterested independent directors.

                 OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

     Our Board of Directors knows of no business that will be presented for action at the Annual Meeting other than that described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxies as they deem advisable in accordance with their best judgment.

                 SHAREHOLDERS PROPOSALS FOR 2003 ANNUAL MEETING

     Under the existing rules of the Securities and Exchange Commission, any of our shareholders may present proposals on any matter that is proper subject for consideration by our shareholders at the 2003 annual shareholders meeting. We currently anticipate that our 2003 annual shareholders meeting will be held on or before July 31, 2003. In order to be included in the proxy statement (or disclosure statement in the event proxies are not solicited by our Board of Directors) for the 2003 annual shareholders meeting, any shareholder proposal must be received by January 30, 2003. It is suggested that a Shareholder desiring to submit a proposal do so by sending the proposal certified mail, return receipt requested, addressed to us at Advantage Marketing Systems, Inc., 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112-7293. Attention: Corporate Secretary. Detailed information for submitting proposals will be provided upon written request, addressed to the Corporate Secretary.

     In addition, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, a shareholder must give notice to us prior to March 15, 2003 of any proposal that such stockholder intends to raise at the 2003 Annual Meeting. If we receive notice of such proposal on or after March 15, 2003, under Rule 14a-4, the persons named in the proxy solicited by our Board of Directors for the 2003 Annual Meeting may exercise discretionary voting with respect to such proposal.

     Your cooperation in giving this matter your immediate attention and in returning your Proxy promptly will be appreciated.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Reggie B. Cook
                                            Corporate Secretary

May 30, 2002

     A COPY OF OUR ANNUAL REPORT, WHICH INCLUDES PORTIONS OF OUR FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, IS ENCLOSED HEREWITH, AND OUR ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2002, EXCLUDING CERTAIN OF THE EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING ADVANTAGE MARKETING SYSTEMS, INC., 2601 NORTHWEST EXPRESSWAY, SUITE 1210W, OKLAHOMA CITY, OKLAHOMA 73112-7293, ATTENTION: CORPORATE SECRETARY.

PROXY                                                                      PROXY


                        ADVANTAGE MARKETING SYSTEMS, INC.
                     2601 NORTHWEST EXPRESSWAY, SUITE 1210W
                       OKLAHOMA CITY, OKLAHOMA 73112-7293

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF ADVANTAGE MARKETING SYSTEMS, INC.

THE UNDERSIGNED HEREBY APPOINT JOHN W. HAIL AND REGGIE B. COOK AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY APPOINTS AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE AS DESIGNATED BELOW, ALL THE SHARES OF COMMON STOCK, $0.0001 PAR VALUE, OF ADVANTAGE MARKETING SYSTEMS, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON MAY 22, 2002, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SATURDAY JULY 6, 2002, OR ANY ADJOURNMENT THEREOF.

     1. To consider and act upon the re-election of Harland C. Stonecipher, as a director for a term ending in 2005, and until his successor shall have been duly elected and qualified. A vote "For" will represent a vote for the nominee director.


               / / FOR                       / / WITHHOLD AUTHORITY


     2. To consider and act upon the ratification and the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2002. A vote "For" will represent a vote for such ratification and appointment.


               / /  FOR         / /  AGAINST       / /  ABSTAIN


                 To transact such other business as may properly
               come before the meeting or any adjournment thereof

                       ADVANTAGE MARKETING SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                         YOU CAN VOTE IN ONE OF TWO WAYS

--------------------------------------------------------------------------------
                                VOTE BY INTERNET
--------------------------------------------------------------------------------

Its fast, convenient, and your vote is immediately confirmed and posted.

1.       Read the accompanying Proxy Statement.

2. Go to website http://www.eproxyvote.com/amm and follow the instructions on the screen.

Please note that all votes cast by Internet must be made prior to 5:00 p.m. CDT, JULY 3, 2002.

     IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL

--------------------------------------------------------------------------------
                                  VOTE BY MAIL
--------------------------------------------------------------------------------

To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.


        IF YOU ARE NOT VOTING BY INTERNET, DETACH PROXY CARD AND RETURN.
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL

PLEASE SIGN EXACTLY AS THE NAME APPEARS TO LEFT. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                           DATE:                         , 2002
                                                -------------------------

                                           ------------------------------------
                                                         Signature

                                           ------------------------------------
                                                 Signature if held jointly

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THIS PROXY PROMPTLY USING THE
                                           ENCLOSED ENVELOPE.